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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             RENAL CARE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 62-1622383
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                        2100 WEST END AVENUE, SUITE 800,
                           NASHVILLE, TENNESSEE 37203
              (Address and Zip Code of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered
        ----------------------                  --------------------------------
  RENAL CARE GROUP, INC. COMMON STOCK,              NEW YORK STOCK EXCHANGE
            $0.01 PAR VALUE

SERIES A JUNIOR PARTICIPATING PREFERRED             NEW YORK STOCK EXCHANGE
         STOCK PURCHASE RIGHTS

Securities registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a description of the Renal Care Group, Inc. Common Stock, reference is made to the Company's Registration Statement on Form 8-A filed on January 26, 1996, and any amendment or report filed with the purpose of updating any such description.

         For a description of the Renal Care Group, Inc. Series A Junior Participating Preferred Stock Purchase Rights, reference is made to the Company's Registration Statement on Form 8-A filed on May 5, 1997, and any amendment or report filed with the purpose of updating any such description.

ITEM 2.  EXHIBITS

        None.





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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    RENAL CARE GROUP, INC.
                                    (Registrant)



Date:    October 16, 2001           By: /s/ R. Dirk Allison
                                        ----------------------------------------
                                    Name:  R. Dirk Allison
                                    Title: Executive Vice President and
                                           Chief Financial Officer




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